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                                                                    EXHIBIT 23.2

                   [LETTERHEAD OF COOPERS & LYBRAND, L.L.P.]

We consent to the incorporation by reference in this Registration Statement on
Form S-3 (Registration No. 333-    ) of our report dated January 20, 1997, on
our audits of the combined financial statements of SB Motel Corporations, as of December 31, 1994, 1995 and September 30, 1996, which report is included in the Form 8K/A of Hudson Hotels Corporation. We also consent to the reference to our firm under the caption "Experts."

                                              /s/ Coopers & Lybrand, L.L.P.

New York, New York
February 27, 1997